EXHIBIT 10.33

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

UNITY TECHNOLOGIES SOFTWARE LICENSE AGREEMENT

This Software License Agreement (this “Agreement”) is entered into and made effective as of October 29, 2012 (the “Effective Date”), by and between Unity Technologies ApS, a Danish corporation with its principal place of business at Vendersgade 28, DK-1363, Copenhagen, Denmark (“UTECH”), and Glu Mobile Inc., a Delaware corporation with its principal place of business at 45 Fremont Street, Suite 2800, San Francisco, CA 94105 (“CUSTOMER”).

1.	Definitions.

1.1 “Affiliate” means an entity which controls, is controlled by or is under common control with a party hereto, where “control” means the power to control the composition of the board of directors of the relevant party (whether by contract, corporate law or other means), or the possession of more than half of the voting equity share capital of the relevant party, or the ability to consolidate such company’s financial statements with those of such party in accordance with generally accepted accounting principles.

1.2 “CUSTOMER Modifications” means modifications to the Unity Source Code made by CUSTOMER by exercising its rights under Section 2.1.

1.3 “Prior Agreement” means the Software License Agreement by and between UTECH and CUSTOMER or its Affiliates entered into and effective as of March 23, 2011.

1.4 “Title” means one of CUSTOMER’s or its Affiliates’ products for which CUSTOMER or its Affiliates wishes to use the Unity Products, including Customers’ updates to such Title whether made during or after the Term (as defined below in Section 7.1 of this Agreement). For the avoidance of doubt, CUSTOMER’s use of the Unity Products after the Term shall be in accordance with Section 7.3 hereof.

1.5	“Unity Object Code” means the binary object code based on the source code for Unity Products.

1.6 “Unity Product(s)” means each of (i) UTECH’s 3D development editor and engine software offerings incorporated into (a) Unity Pro and (b) Unity Pro add-on products that are identified and described in Exhibit A, and (ii) Unity Web Player, each as identified and defined in Exhibit A and all Updates thereto.

1.7	“Unity Source Code” means the source code for [*].

1.8	“Unity Source Code for PC/MAC” means the source code for Unity Pro for PC/MAC [*].

1.9 “Updates” means interim Unity Source Code and Unity Object Code, as applicable, software releases and error correction releases of the Unity Product, or parts thereof, which fix or correct known problems, but which do not provide the substantial feature enhancements which would be included in an upgrade or new version of the Unity Product (e.g., going from v. 4.0 to 4.1 or adding a software patch or bug fix that does not change the version number).

1.10	“Upgrade” means an upgrade to the Unity Products [*].

1.11 “UTECH Marks” means the name “UNITY,” as well as all other trademarks, service marks, logos or trade names used by UTECH to identify itself and/or its products and services during the Term (as defined below in Section 7.1 of this Agreement).

CONFIDENTIAL

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

2.	License Grant.

2.1 Unity Source Code Licenses. Subject to payment of the applicable license fees set forth in Exhibit C and subject to the terms and conditions of this Agreement, for the duration of the Term (as defined below in Section 7.1 of this Agreement), UTECH grants to CUSTOMER a limited, worldwide, non-exclusive, non-transferable, non-sublicensable (except as permitted herein) license to (a) use, reproduce and modify the Unity Source Code to create CUSTOMER Modifications (also known as “derivative works” under U.S. copyright law), (b) to use and reproduce CUSTOMER Modifications, and (c) use and reproduce the Unity Source Code, each such license for the sole purposes of the creation, publication and distribution of CUSTOMER’s or its Affiliates’ Titles for the applicable platforms and environments specifically identified on Exhibit B and for no other purpose or products. For the avoidance of doubt, [*].

2.2 Object Code License. Subject to payment of the applicable license fees set forth in Exhibit C and subject to the terms and conditions of this Agreement, UTECH grants CUSTOMER and its Affiliates a limited, worldwide, non-exclusive, non-transferable, non-sublicensable (except as permitted herein), perpetual license to use and reproduce (a) the Unity Object Code, whether provided by UTECH (i.e., the Unity Products) or as the result of CUSTOMER’s compiling efforts during the Term (i.e., object code of the Unity Source Code), to the licensed Unity Products, and (b) CUSTOMER Modifications, in object code only, as compiled by CUSTOMER or its Affiliates, for the sole purposes of the creation, publication and distribution of CUSTOMER’s Titles for the applicable platforms and environments specifically identified on Exhibit B and for no other purpose or products. CUSTOMER may distribute the runtime portion of the Unity Products (less the Unity Web Player) solely as embedded or incorporated into the Titles and solely to third parties to whom CUSTOMER or its Affiliates licenses or sells the Titles pursuant to an agreement that is equally protective of UTECH and its licensors as this Agreement. For the avoidance of doubt, iOS Pro, Android Pro, and Team License (as such term is defined in Exhibit A) add-on licenses must be purchased for each individual that requires access to such tools, in addition to the Unity Pro license.

2.3 Unity Pro Seat License Required For Each Developer. Use of the Unity Products is limited to the number of applicable seat licenses purchased for each individual using the Unity Products. For clarity, and unless otherwise agreed in writing, a single license (or seat) means the right for a designated individual user to use the applicable Unity Product on one computer; provided that such Unity Product may be installed on a second computer for sole use by the same individual user associated with that license (or seat). CUSTOMER and its Affiliates may not use the free version of the Unity Products as a substitute for purchasing Pro licenses for such Unity Products; provided, however, that CUSTOMER shall be provided 30-day trial versions of the relevant Unity Products upon reasonable request.

2.4 Copy Protection. CUSTOMER agrees that the copy protection and license key code components of the Unity Editor product may not be modified, changed or circumvented in any way. CUSTOMER may not under any circumstances distribute the Unity Source Code, CUSTOMER Modifications or the Unity Object Code as a standalone program either alone, with its Titles or otherwise to any third parties, except as otherwise permitted by Section 2.6 of this Agreement.

2.5 Restrictions; CUSTOMER Requirements. CUSTOMER acknowledges that the Unity Products contain trade secrets of UTECH, its Affiliates, and its licensors, and, in order to protect such trade secrets and other interests that UTECH, its Affiliates and its licensors may have in the Unity Products, except to the extent expressly authorized above in Section 2.1 above, CUSTOMER agrees not to modify, reverse engineer, decompile or disassemble the Unity Products or permit a third party to do any of the foregoing. Except as expressly provided in Section 2.6 below, CUSTOMER shall not distribute sell, sublicense or otherwise transfer the Unity Products. CUSTOMER will comply with (i) all laws and regulations applicable to CUSTOMER’s use of Unity Products and, (ii) in all material respects, with all laws and regulations applicable to CUSTOMER’s creation and/or commercialization of each Title.

2.6 Third Party Contractors. The parties recognize that CUSTOMER and its Affiliates may, from time to time during the Term (as defined below in Section 7.1), utilize third-party developers for the testing, development, and operation (with respect to online services) of certain Titles (collectively, “Subcontracted Services”). The rights granted to CUSTOMER and its Affiliates in Sections 2.1-2.2 above include the right to sublicense such rights and licenses to the applicable Unity Products to its appointed third-party developers and to transfer the Title development, testing and/or operation to such appointed third-party developers for the sole purpose of having such third-party developers provide the Subcontracted Services to CUSTOMER and its Affiliates. CUSTOMER is responsible for ensuring that such third-party developers enter into an agreement that will obligate them to comply with the terms and conditions of this Agreement. Such agreement between CUSTOMER or one of its Affiliates and each third-party developer will provide in particular that the

CONFIDENTIAL

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

licenses, materials and rights applicable to the Unity Products granted therein will be used solely by the third-party developers for the Subcontracted Services and that all embodiments of the Unity Product will be returned to CUSTOMER or one of its Affiliates upon completion or other termination of such Subcontracted Services. Further, it is agreed and understood that any third party developers who have not already purchased Unity Products for use in development for CUSTOMER’s Titles must have licenses to Unity Products in order to provide Subcontracted Services, and therefore shall be required to either (i) purchase licenses to Unity Products, or (ii) have licenses to Unity Products provided to them by CUSTOMER via CUSTOMER’s sublicensing rights set forth in this Section 2.6 (and CUSTOMER shall acquire or transfer such licenses to them). CUSTOMER shall be responsible for its subcontractors’ compliance with all the terms and conditions of this Agreement or any breach thereof.

2.7	CUSTOMER Modifications. CUSTOMER agrees to deliver to UTECH all CUSTOMER Modifications it creates. [*]

2.8. UTECH Ownership; CUSTOMER OWNERSHIP. [*] UTECH and its Affiliates own all right, title and interest in and to the Unity Products and associated documentation or confidential information and reserves all rights and licenses in and to the Unity Products not expressly granted to CUSTOMER or its Affiliates under this Agreement. CUSTOMER’s rights in the Unity Products are limited to those expressly granted in this Agreement. CUSTOMER and/or its Affiliates own all right, title and interest in and to the Titles [*] associated documentation or confidential information and reserves all rights and licenses in and to the Titles [*] not expressly granted to UTECH or its Affiliates under this Agreement.

2.9 Copyright Notice. CUSTOMER shall not remove, alter or otherwise modify any copyright, trademark or other notices of proprietary interest contained in the Unity Products, Unity Source Code and documentation. CUSTOMER shall provide the following attribution credit clearly visible on a page easily accessible by Title end users, such as the “About” page, within all CUSTOMER Titles that utilize the Unity Products: “This program was created using Unity [*]. Portions of this program © 2005-2012 Unity Technologies.” or “This program was created using Unity [*]. Portions of this program © 2005-2012 Unity Technologies.” as may be applicable.

2.10 Bankruptcy. The parties hereby acknowledge and agree that, in the event of the bankruptcy of UTECH, the licenses granted to CUSTOMER and its Affiliates in this Agreement constitute a “license of intellectual property” and shall be subject to Section 365(n) of the United States Bankruptcy Code, and that CUSTOMER and its Affiliates shall be entitled to all rights and benefits of such Section 365(n) in accordance with its terms and conditions. For the avoidance of doubt, CUSTOMER and its Affiliates have no obligation to use the Unity Products.

3.	Support and Updates.

3.1 Enterprise Support. Subject to payment of the applicable license fees set forth in Exhibit C and subject to the terms and conditions of this Agreement, UTECH shall provide CUSTOMER and its Affiliates with enterprise level support during the Initial Term (as defined in Section 7.1 of the Agreement) in accordance with the terms set forth in Exhibit D.

3.2 Updates. In the event that UTECH makes Updates to the Unity Products (including, but not limited to, the Unity Object Code) generally available during the Term (as defined below in Section 7.1), UTECH will make such Updates available to CUSTOMER and its Affiliates at no additional charge and will deliver such Updates to CUSTOMER and its Affiliates at least as often as UTECH commercially releases such Updates. For the avoidance of doubt, CUSTOMER’s and its Affiliates’ right to receive Updates hereunder does not include any custom additions to the Unity Product developed by UTECH, unless such additions are made commercially available to all UTECH customers as an Update. Other than as set forth in Section 3.3 below, new versions or upgrades are not included with any licenses.

3.3 Upgrades. During the Term (as defined below in Section 7.1) of this Agreement, UTECH will make commercially reasonable efforts to deliver to CUSTOMER Upgrades for all of the Unity Products previously licensed pursuant to the Prior Agreement, including, if applicable, Unity Source Code, within fifteen (15) days of such Upgrades becoming generally and commercially available to UTECH’s licensees. Upon delivery of such Upgrades for the previously licensed Unity Products, the Prior Agreement shall be superseded by this Agreement with respect to the Unity Products and Unity Source Code licensed therein, and shall have no further force or effect; such Upgrades and Unity Products shall be governed by the provisions of this Agreement. To the extent Unity Products delivered to CUSTOMER during the Term are not the [*], UTECH will make commercially reasonable efforts to deliver the Upgrades within fifteen (15) days of such Upgrades becoming generally and commercially available to UTECH’s licensees.

CONFIDENTIAL

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

3.4 Connectivity. The Unity Products may make Internet connections to remote servers to (i) check for Updates; (ii) provide anonymous usage statistics used by UTECH to improve the Unity Products; and (iii) validate license keys and confirm compliance with the terms of this Agreement.

3.5 Unity Source Code for PC/MAC. CUSTOMER acknowledges and agrees that, while CUSTOMER [*] CUSTOMER has [*]. Notwithstanding the foregoing, [*] in accordance with the terms in the Enterprise Support Agreement set forth in Exhibit D, [*] in accordance with the terms of Exhibit D, CUSTOMER may [*].

4.	Confidentiality.

4.1 Confidential Information. For purposes of this Agreement “Confidential Information” means: (a) the Unity Products and the intellectual property embodied therein; (b) the intellectual property embodied in the software of any Title or any other proprietary CUSTOMER source code or source code of a CUSTOMER Affiliate disclosed to UTECH; (c) any non-public data or information disclosed by one party or its Affiliates (the “Discloser”) to the other party or its Affiliates (the “Recipient”) that is marked “confidential” or “proprietary” at the time of disclosure or which the Recipient should reasonably know to be confidential given the nature of the data or information and the circumstance of disclosure; and (d) the specific terms and conditions of this Agreement.

4.2 Exceptions. The obligations set forth in Section 4.3 will not apply to any information that: (a) is or becomes generally known to the public through no fault of or breach of this Agreement by the Recipient; (b) is rightfully known by the Recipient at the time of disclosure without an obligation of confidentiality; (c) is independently developed by the Recipient without use of the Discloser’s Confidential Information; or (d) is rightfully obtained by the Recipient from a third party without restriction on use or disclosure. In addition, either party may disclose a copy of this Agreement or the specific terms and conditions set forth herein in the event such information is required to be disclosed by a competent legal or governmental authority or the rules of the Securities and Exchange Commission or The NASDAQ Stock Market, provided that (i) the party subject to such disclosure requirement (A) gives the other party prompt written notice of such requirement prior to the disclosure, (B) provides the party that is not subject to the disclosure requirement with a reasonable opportunity to review and provide input on any materials that are submitted to such competent legal or governmental authority, the Securities and Exchange Commission or The NASDAQ Stock Market, and (C) uses its commercially reasonable efforts to obtain an order protecting the Agreement or the redacted portions thereof from public disclosure to the greatest degree reasonably possible under the circumstances or, if permitted by the rules of the competent legal or governmental authority, the Securities and Exchange Commission or The NASDAQ Stock Market, gives the Discloser a reasonable opportunity to seek a protective order or equivalent, and (ii) all information related to pricing is redacted from the Agreement prior to disclosure, provided that the party not subject to the disclosure requirement understands that the party that is subject to the disclosure requirement cannot guarantee whether such competent legal or governmental authority, the Securities and Exchange Commission or The NASDAQ Stock Market will ultimately permit such pricing information to be redacted.

4.3 Obligations. Except as expressly permitted by this Agreement, during the Term (as defined below in Section 7.1) of this Agreement, the Recipient will:

(a) not disclose the Discloser’s Confidential Information except (i) to the employees or contractors of the Recipient to the extent that they need to know that Confidential Information for the purpose of performing the Recipient’s obligations under this Agreement, and who are bound by confidentiality terms with respect to that Confidential Information, which terms are no less restrictive than those contained in this Section 4.3; or (ii) as required to be disclosed by law, to the extent required to comply with that legal obligation, provided that the Recipient will promptly notify the Discloser of such obligation;

(b) use the Discloser’s Confidential Information only for the purpose of performing Recipient’s obligations and/or exercising Recipient’s rights under this Agreement; and

CONFIDENTIAL

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

(c) use commercially reasonable care in handling and securing the Discloser’s Confidential Information, and employ reasonable data security measures that the Recipient ordinarily uses with respect to protecting its own confidential information of similar nature and importance from disclosure.

4.4 Return of Confidential Information. Except as otherwise expressly provided in this Agreement, the Recipient will return to the Discloser, and destroy or erase all of the Discloser’s Confidential Information in tangible form, upon the expiration or termination of this Agreement, and the Recipient will promptly certify in writing to the Discloser that it has so erased or destroyed such Confidential Information.

5.	Fees.

5.1 Fees. In consideration for the licenses granted and for the provision of Updates and Upgrades by UTECH to CUSTOMER and its Affiliates hereunder, CUSTOMER agrees to pay the License Fees set forth and further defined in Exhibit C . CUSTOMER may order additional licenses by executing and delivering to UTECH a quote or other mutually agreed order form to UTECH. This Agreement shall govern the payment of all such orders, and nothing contained in CUSTOMER’s quote, order or other communication shall in any way modify this Agreement; provided, however, that all licenses granted by virtue of a CUSTOMER order placed by CUSTOMER and accepted by UTECH during the Term (as defined below in Section 7.1) of this Agreement shall be subject to all provisions of this Agreement. UTECH shall invoice CUSTOMER for such License Fees and for the fees applicable to additional licenses granted to CUSTOMER during the Term (as defined below in Section 7.1) and CUSTOMER shall pay all invoices no later than thirty (30) days from receipt of an invoice.

5.2 Verification. UTECH may, upon reasonable suspicion that CUSTOMER has violated either (a) one or more of the use restrictions of the licenses granted under Sections 2.1, 2.2, or (2.6 in the case of Subcontracted Services) or (b) the provisions of Sections 2.3, 2.4 or 2.5 (or 2.6 in the case of Subcontracted Services) of this Agreement and with fifteen (15) business days’ prior written notice, access CUSTOMER’s facilities and computer systems for the sole purpose of reviewing and verifying CUSTOMER’s compliance with the relevant material terms of this Agreement. Such verification processes shall, to the extent reasonably possible, occur during times other than CUSTOMER’s business hours and be minimally intrusive to CUSTOMER so as to allow CUSTOMER’s business operations to continue uninterrupted during the verification process. In the event CUSTOMER has not paid for all Unity Products then in use by CUSTOMER or additional licenses for platforms on which Titles have been deployed are required for CUSTOMER’s compliance with the relevant material terms of this Agreement, CUSTOMER shall pay UTECH’s resulting invoice in accordance with the provisions of Section 5.1 above.

5.3 Tax. CUSTOMER will pay all amounts due under this Agreement in U.S. currency. All fees payable under this Agreement are net amounts and are payable in full, without deduction for taxes or duties of any kind. CUSTOMER will be responsible for, and will promptly pay, all taxes and duties of any kind (including but not limited to sales, use and withholding taxes) associated with this Agreement or CUSTOMER’s receipt or use of the Unity Products, except for taxes based on UTECH’s net income. In the event that UTECH is required to collect any tax for which CUSTOMER is responsible, CUSTOMER will pay such tax directly to UTECH. If CUSTOMER pays any withholding taxes that are required to be paid under applicable law, CUSTOMER will furnish UTECH with written documentation of all such tax payments, including receipts.

5.4 Unity Accounts Receivable. All CUSTOMER payments will be sent to UTECH’s accounts receivable at the following addresses:

Check Payments

Unity Technologies ApS

345 Broadway Street, Suite 200

San Francisco, CA 94133

Attn: Accounts Receivable

CONFIDENTIAL

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

Wire Payments

[*]

ABA number (routing number): [*]

SWIFT: [*]

Account number: [*]

Account: Unity Technologies ApS

6.	Marketing and Branding.

6.1 Publicity. Neither party shall, without the prior written consent of the other party, issue any press release or other publicity relating to this Agreement, the other party or the relationship between the parties. Notwithstanding the foregoing, during the Term, UTECH may use CUSTOMER’s name in its customer lists and web site, and may list and display CUSTOMER’s names of Titles, along with screenshots and marketing materials provided by CUSTOMER to UTECH on UTECH’s web site upon public release of each Title. CUSTOMER shall use commercially reasonable efforts to provide screenshots and marketing materials reasonably requested by UTECH within fifteen (15) days of such request.

6.2 Branding. [*] Any use of a UTECH Mark by CUSTOMER must correctly attribute ownership of such mark to UTECH and must be in accordance with applicable law and UTECH’s then-current trademark usage guidelines, if applicable. CUSTOMER hereby grants to UTECH and its Affiliates a non-exclusive, non-transferable license, during the Term (as defined below in Section 7.1), to use the CUSTOMER’s marks solely in connection with Section 6.1 above and any additional branding initiatives that the parties may mutually agree upon in writing. Any use of a CUSTOMER’s mark by UTECH must correctly attribute ownership of such mark to CUSTOMER and must be in accordance with applicable law and CUSTOMER’s then-current trademark usage guidelines, if applicable, or as otherwise approved in advance by CUSTOMER in writing. CUSTOMER acknowledges and agrees that UTECH owns the UTECH Marks and that any and all goodwill and other proprietary rights that are created by or that result from CUSTOMER’s use of a UTECH Mark hereunder inure solely to the benefit of UTECH, and likewise, UTECH acknowledges and agrees that CUSTOMER owns CUSTOMER’s marks and that any goodwill and other proprietary rights that are created by or result from UTECH’s use of the CUSTOMER marks inures solely to the benefit of CUSTOMER. Therefore, neither party will at any time contest or aid in contesting the validity or ownership of any mark belonging to the other party or take any action in derogation of the owning party’s rights therein, including, but not limited to, applying to register any trademark, trade name or other designation that is confusingly similar to any marks belonging to the other party.

7.	Term and Termination.

7.1 Term. This Agreement will commence on the Effective Date and will continue in effect for a period of two (2) years (the “Initial Term”), unless this Agreement is earlier terminated pursuant to Section 7.2. Upon expiration of the Term, [*] by providing UTECH at least thirty (30) days prior written notice [*] the “Term.” CUSTOMER acknowledges and agrees that each [*] shall not include Enterprise Support set forth in Section 3.1 and further detailed in Exhibit D.

7.2 Termination. Either party may terminate this Agreement at any time upon written notice to the other party if the other party breaches any material term hereof and fails to cure such breach within thirty (30) days after receiving written notice of such breach from the non-breaching party.

7.3 Effects of Termination. Upon expiration of the Term, CUSTOMER and its Affiliates shall cease all use of the Unity Source Code and will promptly permanently delete or destroy all copies of the Unity Source Code and so certify in writing. CUSTOMER and its Affiliates may continue to use any fully paid up licenses for the Unity Products in Unity Object Code form after the expiration of the Term. Thus such expiration shall have no effect on CUSTOMER’s Titles whether such Titles were released during the term of the Prior Agreement or during the Term or on CUSTOMER’s ability to support the same, provided that CUSTOMER’s support of its Titles does not imply any right to use or access to the Unity Source Code after the Term. Notwithstanding the foregoing, in the case of termination of this Agreement by UTECH for an uncured material breach by CUSTOMER of Sections 2.1-2.6, 4, or 5.1 of this Agreement (to the extent CUSTOMER is able to take commercially reasonable steps to cure such breach), CUSTOMER will immediately cease all use of the Unity Source Code and all Unity Products in Unity Object Code form, and will promptly return to UTECH, permanently delete and/or destroy any copies of the Unity Source Code and Unity Object Code and so certify in writing. All payable amounts of License Fees are immediately due and payable upon any termination of this Agreement other than a termination by CUSTOMER for an uncured breach by UTECH.

CONFIDENTIAL

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

7.4 Survival. After termination or expiration of this Agreement, the following Sections will survive: Section 1, 2, 4, 7, 8, 9, 10 and 11.

8.	Representations; Disclaimer of Warranties.

8.1	UTECH’s Representations & Warranties. UTECH makes the following representations and warranties to CUSTOMER:

(a) The Unity Products will not infringe upon any copyright, trademark, trade secret or other proprietary right (other than a patent right) of another party; and to the best of UTECH’s knowledge the Unity Products will not infringe upon any patent rights of another party.

(b) Use of UTECH’s trademarks, as directed by UTECH, on and in connection with the marketing and distribution of the Titles, will not infringe any trademark rights of others.

(c) UTECH has full corporate power to enter into this Agreement, to carry out its obligations hereunder and to grant the rights herein granted to CUSTOMER and its Affiliates.

8.2 CUSTOMER’s Representations & Warranties. CUSTOMER makes the following representations and warranties to UTECH: CUSTOMER has full power to enter into this Agreement and to carry out its obligations hereunder and to grant the rights herein granted to UTECH and its Affiliates.

8.3 UTECH Indemnity. UTECH agrees to indemnify, hold harmless and defend CUSTOMER and its Affiliates from all third party claims, defense costs (including reasonable attorneys’ fees), settlements, judgments and other expenses arising out of or on account of the following (i) alleged or actual infringement or violation of any trademark, copyright, patent, trade secret or other proprietary right, where such alleged or actual infringement or violation is caused directly by the Unity Products or UTECH’s Marks, except to the extent any such claim arises solely from CUSTOMER’s or CUSTOMER’s Affiliates’ Modifications, whether or not UTECH was knowledgeable about the alleged or actual infringement, as applicable or (ii) alleged or actual violation of privacy rights of CUSTOMER’s end users where such violation of privacy rights was caused directly by the Unity Products. In the event that CUSTOMER is enjoined from distributing one or more Titles in any country due to a claim for which UTECH is obligated to indemnify CUSTOMER pursuant to this Section 8, at UTECH’s option, UTECH will use its commercially reasonable efforts to procure a license from any claimants with respect to the Unity Product that will enable CUSTOMER to continue distributing the affected Titles in that country. In the event UTECH chooses to not seek or is unable to procure a license from any claimants with respect to the Unity Product that will enable CUSTOMER to continue distributing the affected Titles in that country, at CUSTOMER’s option, UTECH shall use commercially reasonable efforts to assist CUSTOMER in procuring such licenses. Notwithstanding the above, UTECH shall have no liability to CUSTOMER for any claim to the extent that such claim is based upon any element of a Title other than the licensed Unity Product or portions thereof incorporated into such Titles or to the extent that it is a claim for which CUSTOMER has agreed to indemnify UTECH in Section 8.4 below. The rights granted to CUSTOMER under this Sections 8.3 shall be CUSTOMER’s sole and exclusive remedy for any alleged infringement of any intellectual property rights of any third party.

8.4 CUSTOMER Indemnification. CUSTOMER agrees to indemnify, hold harmless and defend UTECH and its Affiliates from all third party claims, defense costs (including reasonable attorneys’ fees), judgments, settlements and other expenses arising out of the following: (i) alleged or actual infringement or violation of any trademark, copyright, patent, or trade secret which alleged or actual infringement or violation is caused directly by the Titles (except for claims arising with respect to the Unity Products or UTECH’s Marks or for claims which UTECH has agreed to indemnify CUSTOMER in Section 8.3 above); (ii) alleged or actual violation of privacy rights of CUSTOMER’s end users (except where such violation of privacy rights was caused directly by the Unity Products); and (iii) any violation by CUSTOMER (or any of its agents) of any law or regulation applicable to (a) CUSTOMER’s use of the Unity Products licensed by UTECH under this Agreement or (b) CUSTOMER’s creation, publication, commercialization, and distribution of the Titles.

CONFIDENTIAL

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

8.5 Indemnification Procedures. If any action shall be brought against one of the parties hereto in respect to which indemnity may be sought against the other party (the “Indemnifying Party”) pursuant to Sections 8.3 or 8.4 above, the Indemnifying Party’s obligation to provide such indemnification will be conditioned on receipt of prompt notice of such claim (including the nature of the claim and the amount of damages and nature of other relief sought, if available) being provided to the Indemnifying Party by the party against which such action is brought (the “Indemnified Party”). The Indemnified Party’s rights and the Indemnifying Party’s obligations to indemnify, hold harmless and defend the Indemnified Party are not to be conditioned upon the timing of the delivery or receipt of such notice unless the Indemnified Party suffers actual detriment or prejudice as a result of the delay in providing the notice to the Indemnifying Party. The Indemnifying Party shall, upon written notice from the Indemnified Party, conduct all proceedings or negotiations in connection with the action, assume the defense thereof, including settlement negotiations in connection with the action, and will be responsible for the costs of such defense, negotiations and proceedings. The Indemnifying Party will have sole control of the defense and settlement of any claims for which it provides indemnification hereunder, provided that the Indemnifying Party will not enter into any settlement of such claim without the prior approval of the Indemnified Party, which approval will not be unreasonably withheld. The Indemnified Party shall cooperate with the Indemnifying Party in all reasonable respects in connection with the defense of any such action at the expense of the Indemnifying Party. The Indemnified Party shall have the right to retain separate counsel and participate in the defense of the action or claim at its own expense.

8.6 Disclaimer. Except for the express warranties of UTECH in this Section 8, UTECH makes no other warranties, relating to the Unity Product, including Unity Source Code, express or implied. UTECH disclaims and excludes any and all implied warranties, including but not limited to implied warranties of merchantability or fitness for a particular purpose. CUSTOMER will make no warranty, express or implied, on behalf of UTECH.

9.	Limitation of Liability.

[*], IN NO EVENT WILL EITHER PARTY OR ITS AFFILIATES BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF BUSINESS, REVENUE, PROFITS, USE, DATA OR OTHER ECONOMIC ADVANTAGE), HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY, EVEN IF SUCH PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR A MISUSE OF UTECH’S INTELLECTUAL PROPERTY BY CUSTOMER, INCLUDING BUT NOT LIMITED TO A MISUSE OF UTECH’S INTELLECTUAL PROPERTIES IN CONNECTION WITH VIOLATIONS OF SECTION 2, OR A BREACH OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 4 BY A PARTY OR ITS AFFILIATES, EACH PARTY AND THEIR RESPECTIVE AFFILIATES’ TOTAL LIABILITY TO ONE ANOTHER UNDER THIS AGREEMENT IS LIMITED TO THE AMOUNT OF THE FEES PAID OR PAYABLE TO UTECH BY CUSTOMER.

10.	General Provisions.

10.1 Assignment. Neither party may assign its rights and obligations under this Agreement, in whole or in part, without the prior written consent of the other party, which consent will not be unreasonably withheld; provided, however, that this Agreement may be assigned by either party (a) to an entity that acquires all or substantially all of the assets or stock of the party (an “M&A Event”), or (b) to an Affiliate of such party. The parties hereby acknowledge and agree that it shall be reasonable for UTECH to withhold its consent if CUSTOMER’s M&A Event is to occur with a company whose primary business is competitive with UTECH, or if CUSTOMER’s Affiliate is a company whose primary business is competitive with UTECH. Any attempt to assign this Agreement, without such consent, will be null and of no effect. Subject to the foregoing, this Agreement will bind and inure to the benefit of each party’s successors and permitted assigns.

10.2 Entire Agreement. Following the termination of the Prior Agreement in accordance with Section 3.3, this Agreement and its Exhibits constitutes the entire, final and exclusive understanding and agreement between the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties. The provisions of this Agreement may not be amended or supplemented in any way except by written agreement executed by both parties hereto.

CONFIDENTIAL

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

10.3 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California excluding that body of law known as conflict of laws. The parties expressly agree that the United Nations Convention on Contracts for the International Sale of Goods will not apply. Any legal action or proceeding arising under this Agreement will be brought exclusively in the federal or state courts located in the Northern District of California and the parties hereby irrevocably consent to the personal jurisdiction and venue therein.

10.4 Attorneys’ Fees. In any suit or proceeding between the parties relating to this Agreement, the prevailing party will have the right to recover from the other(s) its costs and reasonable fees and expenses of attorneys, accountants, and other professionals incurred in connection with the suit or proceeding, including costs, fees and expenses upon appeal, separately from and in addition to any other amount included in such judgment. This provision is intended to be severable from the other provisions of this Agreement, and shall survive and not be merged into any such judgment.

10.5 Relationship of parties. The parties have the status of independent contractors, and nothing in this agreement shall be deemed to place the parties in the relationship of employer-employee, principal-agent, partners or joint venturers, nor to confer on either party any express or implied right, power or authority to enter into any agreement or commitment on behalf of the other party, nor to impose any obligation upon the other party.

10.6 Force Majeure. Neither party shall be deemed in default of the Agreement to the extent that performance of their obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, shortage of materials or supplies or any other cause beyond the control of such party (“Force Majeure”).

10.7 Partial Invalidity. Should any provision of this Agreement be held to be void, invalid or inoperative, the remaining provisions of this Agreement shall not be affected and shall continue in effect as though such provisions were deleted.

10.8 Injunctive Relief. The parties acknowledge and agree that in the event of any breach of Sections 2.1-2.6, 4, and 5.2, the non-breaching party will suffer irreparable damage for which it will have no adequate remedy at law. Accordingly, the non-breaching party will be entitled to seek injunctive and other equitable remedies to prevent or restrain, temporarily or permanently, such breach, in addition to any other remedy that such non-breaching may have at law or in equity.

10.9 Nonexclusive Remedy. Except as expressly set forth in this Agreement, the exercise by either party of any of its remedies under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

10.10 Notices. Any notice required by this Agreement will be effective and deemed received three (3) days after posting with the United States Postal Service when mailed by certified mail, return receipt requested, properly addressed and with the correct postage, or one (1) day after pick-up by or drop-off to the courier server when sent by overnight courier, properly addressed and prepaid. All communications will be sent to the addresses set forth above or to such other address as may be specified by either party to the other in accordance with this Section. Either party may change its address for notices under this Agreement by giving written notice to the other party by the means specified in this Section.

A copy of any notice sent to UTECH shall also be sent (and notices shall not be deemed as delivered until such copy is sent) to:

Unity Technologies

345 Broadway Street, Suite 200

San Francisco, CA 94133

Attn: General Counsel

CONFIDENTIAL

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

10.11 Export Control. CUSTOMER agrees to comply fully with all relevant export laws and regulations of the United States (“Export Laws”) to ensure that neither the Unity Product, nor any direct product thereof are: (a) exported or re-exported directly or indirectly in violation of Export Laws; or (b) used for any purposes prohibited by the Export Laws, including but not limited to nuclear, chemical, or biological weapons proliferation.

11.	Signatures.

This Agreement is valid if signed in two copies, each party receiving one copy. This Agreement may also be signed in multiple counterparts, including via facsimile transmission, all of which taken together shall constitute one agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

UNITY TECHNOLOGIES APS		GLU MOBILE INC.

By:	/s/ Henrik Nielsen	By:	/s/ Niccolo De Masi
Name: Henrik Nielsen		Name: Niccolo De Masi
Title: CFO & COO		Title: CEO

CONFIDENTIAL

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

Exhibit A

Unity Products

Unity Pro versions [*]

The Unity engine and editor that provide an authoring environment with a series of integrated tools, modules, and components which is designed to allow for the creation of interactive content, as well as providing for asset management, project revision and tracking, and team-based production, and all Updates thereto.

[*] and [*] add-ons

Optional Unity Pro add-ons that provide the ability to publish on the [*] platforms, and all Updates thereto.

Unity Source Code

Unity Source Code (as defined in the Agreement) for the [*] Pro add-ons described above. CUSTOMER acknowledges and agrees that, [*]

Unity Team License An add-on component to the Unity Pro editor which provides tools for development teams to share and develop interactive content while maintaining version control, synchronized projects assets, and other components on a project by project basis, and all Updates thereto.

Unity Web Player UTECH’s client that integrates with browsers or comparable interface for all available platforms that can play back UTECH files, and all Updates thereto.

CONFIDENTIAL

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

Exhibit B

CUSTOMER TITLES

Titles:

CUSTOMER and its Affiliates may develop [*], in accordance with the terms and provisions of this Agreement.

Platforms:

[*]

For the avoidance of doubt, CUSTOMER acknowledges and agrees that CUSTOMER and its Affiliates may use the Unity Source Code and create [*].

*	If and when Unity Pro for Windows 8 for desktop and tablet becomes commercially available

CONFIDENTIAL

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

Exhibit C

License Fees and Payment Terms

License fee for the Term: USD [*] (the “License Fee”)

The License Fee entitles CUSTOMER to:

•	Unity Source Code for [*], including [*], for the duration of the Term

•	[*] new Unity Pro [*]seat licenses*+

•	[*] Upgrades of Unity Pro from [*]*

•	[*] new Team Licenses [*]+

•	[*] Upgrades of CUSTOMER’s existing Team Licenses [*]

•	[*] new Unity [*] seat licenses+

•	[*] Upgrades of CUSTOMER’s existing Unity [*] licenses [*]

•	[*] new Unity [*] seat licenses+

•	[*] Upgrades of CUSTOMER’s existing Unity [*] licenses [*]

•	Enterprise Support for the duration of the Initial Term

*	Any add-on product licenses must be purchased separately for each developer/seat that requires access to such add-on product, in addition to the Unity Pro license.
+	In the event version [*] is not commercially available on the Effective Date, UTECH shall deliver to CUSTOMER version [*] of the Unity Product on the Effective Date, and shall Upgrade such licenses as soon as such Upgrade becomes commercially available.

The License Fee shall be payable in four (4) installments in accordance with Section 5 of the Agreement as follows:

•	$[*] due and payable no later than thirty (30) days from the Effective Date of this Agreement (less a credit for [*];

•	$[*] due and payable six (6) month from the Effective Date of this Agreement;

•	$[*] due and payable twelve (12) months from the Effective Date of this Agreement; and

•	$[*] due and payable eighteen (18) months from the Effective Date of this Agreement.

During the Initial Term only, CUSTOMER may order additional seat licenses of Unity Products, at a [*] discount from UTECH’s then-current published price list located at https://store.unity3d.com, by placing an order in accordance with Section 5.1 of the Agreement. In the event that UTECH releases Windows Phone 8 add-on versions of the Unity Product during the Initial Term, the [*] discount for seat licenses set forth herein shall apply to the Windows Phone 8 add-on licenses purchased during the Initial Term. Payment for such additional orders shall be due and payable no later than thirty (30) days from receipt of invoice, in accordance with Section 5.1 of the Agreement.

In the event CUSTOMER wishes to use Unity Source Code for PC/MAC [*]:

Additional Source	List Price	1-2 Titles	3-4 Titles	5-6 Titles	7+ Titles
Code Licenses (Unrestricted)*	[*]	[*]	[*]	[*]	[*]

Unity Source Code for PC/MAC [*]	$[*]	$[*]	$[*]	$[*]	$[*]

[*];	prices are per Title, per year of source code access; Unity Pro seat licenses must be purchased separately (as needed); no use of source code after expiration of the designated source code term

CONFIDENTIAL

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

	List Price			1-2 Titles			3-4 Titles			5-6 Titles			7+ Titles
Additional Source Code Licenses (Restricted Use)*		[	*]		[	*]		[	*]		[	*]		[	*]
Unity Source Code for PC/MAC [*]	$	[	*]	$	[	*]	$	[	*]	$	[	*]	$	[	*]

*	[*]; prices are per Title, per year of source code access; Unity Pro seat licenses must be purchased separately; no use of source code after designated source code term

	0-6 Months Fee	6-12 Months Fee	13-24 Months Fee	24+ Months No Transferability
Unity Source Code for PC/MAC Transferability Per Title	[*] of Title License fee	[*] of Title License fee	[*] of Title License fee	[*]

[*] Fees:

After the Initial Term, should CUSTOMER elect to exercise its option for a [*] (as such term is defined in Section 7.1), CUSTOMER shall pay UTECH [*] per each [*], payable in full prior to the commencement of each [*] but no later than thirty (30) days from receipt of UTECH’s invoice in accordance with Section 5.1 of the Agreement.

Subject to the payment of the [*] Fee, during each such [*] CUSTOMER and its Affiliates may, [*], and only for versions [*], and (2) [*].

CUSTOMER acknowledges and agrees that each [*] shall not include any [*] as set forth in Section [*] of the Agreement and further detailed [*]. Standard support, consisting of email at support@unity3d.com and access to the online support forum and Unity Answers knowledge base on the UTECH website may be available, but CUSTOMER understands that even such support may be limited in the event a new version ([*]) of the Unity Product has been released.

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

Exhibit D

ENTERPRISE SUPPORT AGREEMENT

Definitions:

‘Software’ means the Unity Products licensed by the CUSTOMER and its Affiliates and for which CUSTOMER has purchased Support.

‘Support’ means the Enterprise Support Manager Services and Enterprise Support Services as further defined in Section A “Enterprise Support Terms” of this Support Agreement below.

‘Support Agreement’ means this Enterprise Support Agreement.

‘Support Personnel’ means any Unity employee, any agent or other third party authorized by Unity to provide Support.

‘Support Request’ means a question, issue or concern posted on the support website as notified by Unity in the English language.

“Unity” means Unity Technologies ApS or its Affiliates.

A. Enterprise Support Terms:

Capitalized words used in this Support Agreement but not defined shall retain the meanings ascribed to them in the Unity Technologies Software License Agreement, entered into between Unity and Glu Mobile Inc. (“CUSTOMER”) (the “Agreement”).

In accordance with the terms of this Support Agreement, Unity will provide CUSTOMER and its Affiliates the following Support services during the Initial Term (as defined in Section 7.1 of the Agreement):

Enterprise Support Manger Services: Unity will assign to CUSTOMER a designated Enterprise Support Manager (“ESM”). The ESM will be responsible for the following services:

a) Coordinating and facilitating Unity Personnel and technical resources as needed to enable (1) a holistic approach to solution deployment and management, (2) effective and timely communication between Unity and CUSTOMER teams, (3) proactive identification of and resolution of emerging issues, and (4) effective prioritization of efforts by considering business impact on CUSTOMER and support priorities.

b) Maintaining an understanding and awareness of CUSTOMER’s technical use of Software and engagement and act as a liaison between CUSTOMER and other Unity technical departments as required.

c) Escalation management for Critical requests (as further referred to in the Section B below).

d) Proactive communication on relevant/ covered product releases, where available.

e) [*] on-site visits by the ESM (each a “Site Visit”) or another qualified Support engineer, during each twelve (12)-month period during the Term on mutually agreeable dates. Each of the Site Visits will be at least one (1) month apart and will not exceed two (2) days duration. All travel and living expenses associated with the Site Visit shall be paid for by Unity. CUSTOMER acknowledges and agrees that the Site Visits cannot be carried over to subsequent one (1) year periods; additional on-site visits can be purchased for a fee.

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

Support Services: Unity will provide to CUSTOMER the following “Support Services” during the Term:

a) Provide [*], based on CUSTOMER’s US location) support service responses for critical issues (Priority 1) affecting any Software products; provide support service responses during regular business hours for non-critical issues (Priority 2-4) affecting any Software. Regular business hours are CUSTOMER-location dependent and defined as:

•	Europe: 9am through 5pm, Monday to Friday

•	US: 8am through 4pm, Monday to Friday

•	Asia: 9am through 5pm Monday to Friday

In addition, on up to [*] occasions during a [*] period, and with [*] advance notice, Unity can make ESM and Support engineers available during weekends to deal with Critical, Urgent and Important Priority (Priority levels 1, 2 and 3) level issues.

b) Respond to properly submitted Support Requests concerning installation, activation, license migration, configuration, troubleshooting and/or any other issues which may arise in connection with the Software in accordance with the response times specified in this Support Agreement; responses to be provided by Unity Support engineers;

c) Undertake commercially reasonable efforts, at Unity’s discretion, to provide either work-arounds or to correct faults in the Software.

B. Response Time Objectives:

Priority	Severity	Initial Response Time

1	Critical	[*]

2	Urgent	[*]

3	Important	[*]

4	Minor	[*]

•	CRITICAL (Priority 1) — the problem results in extremely serious interruptions to development of Titles. It has affected, or could affect, the entire CUSTOMER team. Data integrity is compromised or the issue is at risk of causing missed critical project deadlines or deliverables. CUSTOMER shall call its ESM for all critical priority 1 issues.

•	URGENT (Priority 2) — the problem results in serious interruptions to development of Titles. Portions of the CUSTOMER team cannot perform important tasks, but the error does not impair essential operations. Major game components cannot operate correctly due to issues with the Software or APIs or performance issues are apparent.

•	IMPORTANT (Priority 3) — the problem causes interruptions in development of Titles. It does not prevent operation of a Title. The error is attributed to malfunctioning or incorrect behavior of the Software. The issue will affect a pilot or proof-of-concept.

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

•	MINOR (Priority 4) — the problem results in minimal or no interruptions to development of Titles (no business impact). The issue consists of “how to” questions including issues related to APIs and integration, installation and configuration inquiries, enhancement requests, or documentation questions.

For Priority 1 Critical case Support Requests, the response time shall be not more than [*] from the time CUSTOMER contacts Unity. Customer shall:

•	Initiate all Critical case requests via telephone (to be provided by Unity), such call to be initiated by a senior level developer or producer.

•	Reproduce the alleged error.

•	Provide Unity with a designated contact during the remedy period, either onsite or by pager, to assist with data gathering, troubleshooting, testing and applying the proposed solution.

In the event CUSTOMER does not fulfill the above-referenced requirements, Unity, in its sole and reasonable discretion, may downgrade the priority level of the Support Request.

For all Priority level Support Requests, Unity shall undertake commercially reasonable efforts to; a) acknowledge receipt of a Support Request from a technical support contact within the time allotted (“Initial Response Time”) (such acknowledgements will generally be via the same medium of communication by which the Support Request was reported); b) provide a short status report to CUSTOMER within a reasonable time after the Support Request is acknowledged; and c) address the Support Request by providing a remedy that could take the form of eliminating the defect in order to bring the Software into substantial conformity with applicable documentation, providing updates, or demonstrating how to avoid the effects of the defect with reasonable effort. For Critical and Urgent Support Requests, UTECH shall make commercially reasonable efforts to address the Support Request as set forth in subsection (c) of this paragraph above within two (2) business days after the Initial Response Time (the “Secondary Response Time”). When UTECH is not able to address a Support Request within the Secondary Response Time, then UTECH shall promptly notify CUSTOMER as to the planned response time for such Support Request, which planned response time shall be reasonable in light of the severity and priority of the applicable Support Request, subject to the limitations described in Section D below. Where CUSTOMER has licensed Unity Source Code, a remedy may also include error & code corrections, patches, bug fixes, workarounds (i.e. temporary solutions used to complete a task that would not otherwise be possible due to a problem or limitation in the affected Software), replacement deliveries or any other type of software or documentation corrections or modifications. Each party acknowledges that despite a party’s reasonable efforts, not all problems may be solvable.

UTECH enterprise Support engineers will investigate each Support Request. Where on-going investigation is required, CUSTOMER will receive regular updates to their Support Request. Additionally, such updates may increase or lower the severity of the issue, in which case the frequency of updates will change accordingly.

If Unity, in its sole and reasonable discretion, determines that remote troubleshooting and investigation techniques employed by Unity have been unsuccessful and that on-site support is the most effective way to provide the services and deliverables, CUSTOMER will not be charged for such onsite support but will be charged for travel and living expenses.

Customer shall have unlimited access to Unity’s on-line support resources at http://unity3d.com/support/.

CUSTOMER acknowledges and agrees that Unity may, at its reasonable discretion, subcontract the provision of Support, other than the ESM role, to third parties; provided, however, that Unity shall continue to remain primarily responsible under the terms of this Support Agreement and shall ensure that such third party service provider provides all Support Services in accordance with the terms herein and in accordance with best industry standards. In all instances Unity will use suitably qualified Support Personnel.

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

C. CUSTOMER Obligations:

CUSTOMER shall:

a) Use suitable qualified engineers and artists to develop using the Software;

b) Use industry recognized development methodologies;

c) Provide accurate and complete descriptions of problems and issues;

d) Co-operate with Support Personnel where elaboration of an issue is required;

e) Provide script, artwork or project folders where needed by Support Personnel, subject to the confidentiality provisions of the Agreement and any other CUSTOMER confidentiality restrictions; (in the event Unity determines, at its reasonable discretion, that such script, artwork or project folders are necessary in order to respond to a Support Request, but such script, artwork or project files are not provided by CUSTOMER, UTECH shall not be liable for resolution of such Support Request);

f) Provide development timetables including milestones and deliverables, subject to CUSTOMER confidentiality restrictions, as necessary to enable Unity to provide timely and efficient Support Services;

g) Recognize that Support Services are often a collaborative and iterative process;

h) Assign each problem a priority level as set out below;

i) Close Support Requests when the issue or problem has been resolved;

j) Designate up to ten (10) named qualified, English-speaking, technical support contacts and shall provide contact details (in particular e-mail address and telephone number) by means of which the ESM can contact at any time. CUSTOMER’s designated technical support contacts shall be authorized representative empowered to make necessary decisions for CUSTOMER or bring about such decisions without undue delay;

k) Share Support responses between members of the team;

m) Assess Support responses for suitability to the CUSTOMER and respond in a timely fashion when the response is not suitable.

D. Limitations:

Unity’s obligation to provide Support Services shall extend only to the most recent version of the Software and CUSTOMER acknowledges and agrees that Support shall be limited for any prior version of the Software, but Unity will provide support of prior versions to the extent the provision of such support is commercially reasonable and not burdensome.

Support Requests sent to Unity using methods other than that defined by Support Request site will be handled in a manner of Unity’s choosing and will not qualify for the response times set out above.

CUSTOMER may require to lock down on a particular version of Software. In the event that CUSTOMER will request prior permission to lock down, and if granted by Unity, then Unity shall provide Support to CUSTOMER only for that locked down version. When errors or malfunctions exist in the locked down version that have been fixed in later versions, Unity shall have no obligation to continue to fix the locked down version.

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

Unity shall neither provide Support to end users of the CUSTOMER’s Titles nor to sub-contractors working for CUSTOMER.

Unity will have no obligation to provide support services of any kind for problems in the operation or performance of the Software to the extent caused by any of the following (each, a “CUSTOMER-Generated Error”): (a) if Unity can show that the problem is caused by third party software or hardware products or use of the Unity Product in conjunction therewith or (b) CUSTOMER’s use of the Software other than as authorized in this Agreement. If Unity determines that it is necessary to perform Support Services for a problem in the operation or performance of the Software that is caused by a CUSTOMER-Generated Error, then Unity will notify CUSTOMER thereof as soon as Unity is aware of such CUSTOMER-Generated Error and Unity will have the right to invoice CUSTOMER at Unity’s then-current time and materials rates for all such Support Services performed by Unity and CUSTOMER will pay Unity within thirty (30) days of the date of such invoices.

Where resolution to a Support Request requires an extended time period in to provide the final response, Unity shall provide regular updates to CUSTOMER at reasonable intervals in light of the severity and priority for the applicable Support Request.

Unity does not warrant or guarantee that the final response times set out above in this Support Agreement will be met, or that claimed or actual defects or malfunctions in the Software will in fact be corrected.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, UNITY EXPRESSLY DISCLAIMS ALL WARRANTIES TERMS OR CONDITIONS OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTIES TERMS AND CONDITIONS OF MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, WITH RESPECT TO ANY SUPPORT.

CUSTOMER EXPRESSLY UNDERSTANDS AND AGREES THAT UNITY AND ITS SUBSIDIARIES, HOLDING COMPANIES AND OTHER AFFILIATES SHALL NOT BE LIABLE TO CUSTOMER UNDER ANY THEORY OF LIABILITY (WHETHER CONTRACT, TORT INCLUDING NEGLIGENCE OR OTHERWISE) FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL CONSEQUENTIAL OR EXEMPLARY DAMAGES THAT MAY BE INCURRED BY CUSTOMER THROUGH THE PROVIDED SUPPORT, INCLUDING ANY LOSS OF DATA, GOODWILL, BUSINESS REPUTATION OR OTHER INTANGIBLE LOSS WHETHER OR NOT LICENSOR OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF OR SHOULD HAVE BEEN AWARE OF THE POSSIBILITY OF ANY SUCH LOSSES ARISING.

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.